SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 18, 1994
(To Prospectus dated January 14, 1994)


                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
              (formerly known as Countrywide Funding Corporation)
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer

               Mortgage Pass-Through Certificates, Series 1994-7


------------------------------      The Class A-8 Certificates
The Class A-8 certificates
represent obligations of the        o   This supplement relates to the
trust only and do not                   offering of the Class A-8 certificates
represent an interest in or             of the series referenced above. This
obligation of CWMBS, Inc.,              supplement does not contain complete
Countrywide Home Loans, Inc.,           information about the offering of the
Countrywide Home Loans                  Class A-8 certificates. Additional
Servicing LP, or any of their           information is contained in the
affiliates.                             prospectus supplement dated February
                                        18, 1994 prepared in connection with
This supplement may be used to          the offering of the offered
offer and sell the offered              certificates of the series referenced
certificates only if                    above and in the prospectus of the
accompanied by the prospectus           depositor dated January 14, 1994. You
supplement and the prospectus.          are urged to read this supplement, the
                                        prospectus supplement and the
------------------------------          prospectus in full.

                                    o   As of November 25, 2003, the class
                                        certificate balance of the Class A-8
                                        certificates was approximately
                                        $9,026,000.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A-8 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

November 25, 2003

                               THE MORTGAGE POOL

         As of November 1, 2003 (the "Reference Date"), the Mortgage Pool included approximately 87 Mortgage Loans having an aggregate Stated Principal Balance of approximately $21,990,190.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                                  As of
                                                                                            November 1, 2003
                                                                                      ------------------------------
Total Number of Mortgage Loans...................................................                  87
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days..............................................................                 0.00%
         60-90 days..............................................................                 0.00%
         91 days or more (excluding pending foreclosures)........................                 1.15%
                                                                                                  -----
         Total Delinquencies.....................................................                 1.15%
                                                                                                  =====
Foreclosures Pending.............................................................                 0.00%
                                                                                                  -----
Total Delinquencies and foreclosures pending.....................................                 1.15%
                                                                                                  =====
--------------
(1)  As a percentage of the total number of Mortgage Loans as of the Reference
     Date.


         Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by Countrywide Home Loans and securitized by the depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the servicing portfolio which increased from approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, to approximately $33.455 billion at December 31, 2002, and to approximately $46.060 billion at September 30, 2003. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans (totals may not add due to rounding):

                                              At February 28(29),                    At December 31,       At September 30,
                                  ------------------------------------------  ---------------------------- ----------------
                                       1999           2000          2001           2001           2002           2003
                                  -------------  -------------  ------------  -------------  ------------- ----------------
Delinquent Mortgage Loans and
   Pending Foreclosures at
   Period End:
     30-59 days..................      1.03%          1.36%          1.61%         1.89%          2.11%          1.87%
     60-89 days..................      0.18           0.22           0.28          0.39           0.53           0.54
     90 days or more (excluding
        pending foreclosures)....      0.12           0.16           0.14          0.23           0.35           0.44
                                  -------------  -------------  ------------  -------------  ------------- ----------------
         Total of delinquencies        1.32%          1.75%          2.03%         2.51%          2.99%          2.85%
                                  =============  =============  ============  =============  ============= ================
Foreclosures pending.............      0.14%          0.16%          0.27%         0.31%          0.31%          1.07%
                                  =============  =============  ============  =============  ============= ================
Total delinquencies and
    foreclosures pending.........      1.46%          1.91%          2.30%         2.82%          3.31%          3.92%
                                  =============  =============  ============  =============  ============= ================
Net Gains/(Losses) on liquidated
    loans(1)..................... $(2,882,524)   $(3,076,240)   $(2,988,604)  $(5,677,141)   $(10,788,657)  $(14,146,823)
Percentage of Net Gains/(Losses)
    on liquidated loans(1)(2)....     (0.018)%       (0.017)%       (0.014)%      (0.022)%       (0.032)%       (0.031)%
Percentage of Net Gains/(Losses)
    on liquidated loans (based
    on average outstanding
    principal balance)(1)........     (0.021)%       (0.017)%       (0.015)%      (0.023)%       (0.033)%       (0.032)%

----------
(1)  "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties that are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2)  Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.



                   DESCRIPTION OF THE CLASS A-8 CERTIFICATES

         The Class A-8 Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class as described in the Prospectus Supplement under "Description of the Certificates -- Interest". The Class A-8 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates -- Principal -Senior Principal Distribution Amounts".

         As of November 25, 2003 (the "Certificate Date"), the Class Certificate Balance of the Class A-8 Certificates was approximately $9,026,000, evidencing a beneficial ownership interest of approximately 41.05% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $19,642,427 and evidenced in the aggregate a beneficial ownership interest of approximately 89.32% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of approximately $2,347,763, and evidenced in the aggregate a beneficial ownership interest of approximately 10.68% in the Trust Fund. For additional information with respect to the Class A-8 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans prepay at the specified constant percentages of SPA (as defined below), (ii) no defaults in the payment by Mortgagors of principal of any interest on the Mortgage Loans are experienced, (iii) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (iv) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (v) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Reference Date,
(vi) the scheduled monthly payment for each Mortgage Loan has been calculated based on the assumed Mortgage Loan characteristics set forth in clause (i) above such that each Mortgage Loan will amortize in amounts sufficient to repay the balance of such Mortgage Loan by its indicated remaining term to maturity, (vii) the Class Certificate Balance of the Class A-8 Certificates is $9,026,000 (viii) interest accrues on the Class A-8 Certificates at the applicable interest rate described in the Prospectus Supplement, (ix) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date, (x) the closing date of the sale of the Class A-8 Certificates is November 28, 2003, (xi) the Seller is not required to repurchase or substitute for any Mortgage Loan and (xii) the Master Servicer does not exercise the option to repurchase the Mortgage Loans described in the Prospectus Supplement under the headings "Description of the Certificates--Optional Purchase of Defaulted Loans" and "--Optional Termination". While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

         Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement is the Standard Prepayment Assumption ("SPA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans in the first month of the life of such mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% SPA assumes a constant prepayment rate of 6.0% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 350% SPA assumes prepayment rates will be 0.70% per annum in month one, 1.40% per annum in month two, and increasing by 0.70% in each succeeding month until reaching a rate of 21% per annum in month 30 and remaining constant at 21% per annum thereafter. 0%

SPA assumes no prepayments. There is no assurance that prepayments will occur at any SPA rate or at any other constant rate.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

         The following table indicates the percentage of the Certificate Date Principal Balance of the Class A-8 Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. It is not likely that (i) all of the underlying Mortgage Loans will have the characteristics assumed or (ii) the underlying Mortgage Loans will prepay at a constant percentage of SPA. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of SPA, even if the weighted average remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions or Revised Structuring Assumptions.


                              Percent of Class Certificate
                                  Balance Outstanding*

                                                            Class A-8
                                                    SPA Prepayment Assumption
                                       -------------------------------------------------
            Distribution Date             0%        100%      350%      500%       750%
            -----------------            ---        ----      ----      ----       ----
    Initial Percent..................    100        100       100       100        100
    November 25, 2004................    100        100       100       100        100
    November 25, 2005................    100        100       100       100         62
    November 25, 2006................    100        100       100        69         33
    November 25, 2007................    100        100        76        47         17
    November 25, 2008................    100        100        58        31          9
    November 25, 2009................    100        100        44        21          5
    November 25, 2010................    100        100        33        14          3
    November 25, 2011................    100         99        24         9          1
    November 25, 2012................    100         87        18         6          1
    November 25, 2013................    100         77        13         4          0
    November 25, 2014................    100         66        10         3          0
    November 25, 2015................    100         57         7         2          0
    November 25, 2016................    100         48         5         1          0
    November 25, 2017................     94         39         3         1          0
    November 25, 2018................     80         31         2         0          0
    November 25, 2019................     65         24         1         0          0
    November 25, 2020................     50         17         1         0          0
    November 25, 2021................     34         11         0         0          0
    November 25, 2022................     19          6         0         0          0
    November 25, 2023................      3          1         0         0          0
    November 25, 2024................      1          0         0         0          0
    November 25, 2025................      1          0         0         0          0
    November 25, 2026................      0          0         0         0          0
    November 25, 2027................      0          0         0         0          0
    November 25, 2028................      0          0         0         0          0
    November 25, 2029................      0          0         0         0          0
    Weighted Average Life (years) **.     17.0       13.2       6.5       4.6        2.8
    --------------------------
    *   Rounded to the nearest whole percentage.
    **  Determined as specified under "Weighted Average Lives of the Offered Certificates"
        in the Prospectus Supplement.


                              CREDIT ENHANCEMENT

         As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $1,032,348 and $100,000 and $0, respectively.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     In General

         For federal income tax purposes, the Trust Fund has elected to be treated as a REMIC and the Class A-8 Certificates, which have been designated as regular interests in such REMIC, will be treated as debt instruments. The Class A-8 Certificates may have been issued with original issue discount ("OID"), which, together with any other interest payable on the certificates, must be reported using an accrual method of accounting. In addition, because the Class A-8 Certificates are not being acquired upon their original issuance, a prospective investor may be acquiring the certificates with market discount or premium, and this may affect the amount and timing of the investor's income from the certificates.

         Prospective investors should consider carefully, and consult their tax advisers with respect to, the income tax consequences of an investment in the Class A-8 Certificates discussed under the sections titled "Certain Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" herein.

     Certain U.S. Federal Income Tax Documentation Requirements

         A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

   o Exemption for non-U.S. Persons (W-8BEN). In general, Beneficial Owners of notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if notes are held through a non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Note for the account of another) or non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

   o Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

   o Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). In general, Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). More complex rules apply where notes are held through a Non-U.S. Intermediary or Non-U.S. Flow Through Entity.

   o Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

   o U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

         Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change of circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                             ERISA CONSIDERATIONS

         Prospective purchasers of the Class A-8 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class A-8 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") if the conditions for application of the Exemption described in the Prospectus are met.

         Although the Exemption has been amended since 1994, the amendment did not make any changes that are material to the availability of exemptive relief for purchase of the Class A-8 Certificates.

         The Exemption, as amended, sets forth general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder. Generally, the Exemption holds that the acquisition of certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Exemption requires that the rights and interests evidenced by the certificates not be "subordinated" to the rights and interests evidenced by other securities of the same trust, except when the trust holds certain types of assets. The Exemption requires that certificates acquired by a Plan have received a rating at the time of their acquisition that is in one of the three (or four, if the trust holds certain types of assets) highest generic rating categories of Standard & Poor's Ratings Services, Moody's Investors Service, Inc. or Fitch Ratings, Inc. The Exemption specifies that the pool trustee must not be an affiliate of any member of the "Restricted Group", other than an underwriter. The Restricted Group consists of the underwriters, the trustee, any insurer of the mortgage loans, the seller, the depositor, the master servicer, any servicer, any counterparty in a permitted swap agreement, any obligor with respect to mortgage loans included in the trust constituting more than 5% of the aggregate principal balance of assets in the trust, or any affiliate of any of those parties. The Exemption stipulates that any Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended. Finally, the Exemption requires that, depending on the type of issuer, the documents establishing the issuer and governing the transaction contain certain provisions to protect the assets of the issuer, and that the issuer receive certain legal opinions.

                                    RATINGS

         The Class A-8 Certificates are currently rated "AAA" by Fitch Ratings and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A-8 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1


Summary of Mortgage Loans
(As of Reference Date)

Total Number of Loans                                                    87
Aggregate Principal Balance                                         $21,990,190
Average Principal Balance                                             $252,761                  $91,002 to $516,174
Weighted Average Mortgage Rate                                         7.075%                    6.000% to 8.250%
Net Weighted Average Mortgage Rate                                     6.816%                    5.741% to 7.991%
Weighted Average Original Term (months)                                 360                         360 to 360
Weighted Average Remaining Term (months)                                228                          40 to 254
Weighted Average Combined Loan-to-Value Ratio                          72.73%                    40.00% to 90.00%



                                                    MORTGAGE RATES

                                    Number of                          Aggregate              Percent of
Mortgage Rates(%)                 Mortgage Loans                   Principal Balance        Mortgage Loans
----------------------------------------------------------------------------------------------------------------------
6.000                                   1                              $197,853                  0.90                %
6.250                                   1                              $400,660                  1.82
6.375                                   1                              $189,129                  0.86
6.500                                   6                             $1,574,899                 7.16
6.625                                   4                             $1,166,869                 5.31
6.750                                  10                             $2,824,105                12.84
6.875                                   8                             $1,635,345                 7.44
7.000                                   9                             $2,428,722                11.04
7.125                                   6                             $1,298,357                 5.90
7.250                                  21                             $5,173,017                23.52
7.375                                   8                             $1,538,728                 7.00
7.500                                   7                             $2,005,958                 9.12
7.625                                   2                               $451,909                 2.06
7.750                                   2                               $588,466                 2.68
8.250                                   1                               $516,174                 2.35
----------------------------------------------------------------------------------------------------------------------

Total                                   87                           $21,990,190                100.00              %
----------------------------------------------------------------------------------------------------------------------

                                              CURRENT PRINCIPAL BALANCES

Range of Current                    Number of                          Aggregate              Percent of
Principal Balances                Mortgage Loans                   Principal Balance        Mortgage Loans
----------------------------------------------------------------------------------------------------------------------
$50,000.01 - $100,000.00                2                               $188,867                  0.86               %
$100,000.01 - $150,000.00               2                               $274,317                 1.25
$150,000.01 - $200,000.00              22                             $4,131,588                18.79
$200,000.01 - $250,000.00              30                             $6,612,000                30.07
$250,000.01 - $300,000.00              13                             $3,676,858                16.72
$300,000.01 - $350,000.00               6                             $1,898,559                 8.63
$350,000.01 - $400,000.00               4                             $1,472,311                 6.70
$400,000.01 - $450,000.00               3                             $1,258,036                 5.72
$450,000.01 - $500,000.00               2                               $944,161                 4.29
$500,000.01 - $550,000.00               3                             $1,533,493                 6.97
----------------------------------------------------------------------------------------------------------------------

Total                                  87                            $21,990,190               100.00               %
----------------------------------------------------------------------------------------------------------------------


                                       DOCUMENTATION PROGRAM FOR MORTGAGE LOANS

                                    Number of                          Aggregate              Percent of
Type of Program                   Mortgage Loans                   Principal Balance        Mortgage Loans
----------------------------------------------------------------------------------------------------------------------
Reduced                                 2                               $321,475                  1.46              %
Full/Alternative                       83                            $21,054,402                 95.74
Streamlined                             2                               $614,314                  2.79
----------------------------------------------------------------------------------------------------------------------

Total                                  87                            $21,990,190                100.00              %
----------------------------------------------------------------------------------------------------------------------


                                             ORIGINAL LOAN-TO-VALUE RATIOS

Range of                              Number of                       Aggregate               Percent of
Original Loan-to-Value Ratios(%)    Mortgage Loans                Principal Balance         Mortgage Loans
----------------------------------------------------------------------------------------------------------------------
50.00 and below                           3                             $533,819                  2.43              %
50.01 - 55.00                             3                             $616,280                  2.80
55.01 - 60.00                             5                           $1,318,655                  6.00
60.01 - 65.00                             6                           $1,892,100                  8.60
65.01 - 70.00                             8                           $2,033,231                  9.25
70.01 - 75.00                            20                           $5,453,921                 24.80
75.01 - 80.00                            37                           $8,952,320                 40.71
80.01 - 85.00                             1                             $308,390                  1.40
85.01 - 90.00                             4                             $881,474                  4.01
----------------------------------------------------------------------------------------------------------------------
Total                                    87                          $21,990,190                100.00              %
----------------------------------------------------------------------------------------------------------------------

                                       STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                      Number of                       Aggregate               Percent of
State                               Mortgage Loans                Principal Balance         Mortgage Loans
----------------------------------------------------------------------------------------------------------------------
California                               32                           $8,015,844                 36.45              %
Connecticut                               2                             $560,530                  2.55
Florida                                   3                             $545,755                  2.48
Georgia                                   3                             $665,490                  3.03
Hawaii                                    3                           $1,120,481                  5.10
Massachusetts                             4                           $1,439,187                  6.54
Maryland                                  3                             $634,385                  2.88
North Carolina                            2                             $493,936                  2.25
New York                                 11                           $2,846,053                 12.94
Pennsylvania                              3                             $803,509                  3.65
Rhode Island                              1                             $513,814                  2.34
Texas                                     4                             $896,749                  4.08
Washington                                3                             $605,779                  2.75
Other (less than 2%)                     13                           $2,848,679                 12.95
----------------------------------------------------------------------------------------------------------------------

Total                                    87                          $21,990,190                100.00              %
----------------------------------------------------------------------------------------------------------------------


                                               PURPOSE OF MORTGAGE LOANS

                                      Number of                       Aggregate               Percent of
Loan Purpose                        Mortgage Loans                Principal Balance         Mortgage Loans
----------------------------------------------------------------------------------------------------------------------
Purchase                                  33                          $7,897,409                35.91               %
Refinance (rate/term)                     40                         $10,717,710                48.74
Refinance (cash-out)                      14                          $3,375,071                15.35
----------------------------------------------------------------------------------------------------------------------

Total                                     87                         $21,990,190                100.00              %
----------------------------------------------------------------------------------------------------------------------


                                             TYPES OF MORTGAGED PROPERTIES

                                       Number of                       Aggregate              Percent of
Property Type                       Mortgage Loans                 Principal Balance        Mortgage Loans
----------------------------------------------------------------------------------------------------------------------
Single Family                             67                         $16,791,108                76.36               %
Planned Unit Development                  20                          $5,199,083                23.64
----------------------------------------------------------------------------------------------------------------------

Total                                     87                         $21,990,190               100.00               %
----------------------------------------------------------------------------------------------------------------------


                                                    OCCUPANCY TYPES

                                       Number of                       Aggregate              Percent of
Occupancy Type                      Mortgage Loans                 Principal Balance        Mortgage Loans
----------------------------------------------------------------------------------------------------------------------
Primary Residence                         86                         $21,767,598                 98.99              %
Investor Property                          1                            $222,592                  1.01
----------------------------------------------------------------------------------------------------------------------

Total                                     87                         $21,990,190                100.00              %
----------------------------------------------------------------------------------------------------------------------


                                              REMAINING TERMS TO MATURITY

Remaining Terms to                   Number of                        Aggregate               Percent of
Maturity (Months)                  Mortgage Loans                 Principal Balance         Mortgage Loans
----------------------------------------------------------------------------------------------------------------------
254                                       1                             $197,853                  0.90              %
243                                      35                           $8,949,489                 40.70
242                                      11                           $3,187,434                 14.49
241                                       6                           $1,714,203                  7.80
240                                       1                             $176,666                  0.80
238                                       6                           $1,402,968                  6.38
236                                       1                             $291,898                  1.33
235                                       2                             $515,351                  2.34
234                                       1                             $175,276                  0.80
230                                       1                             $217,106                  0.99
228                                       1                             $263,697                  1.20
226                                       1                             $241,065                  1.10
221                                       2                             $396,381                  1.80
218                                       1                             $400,660                  1.82
213                                       2                             $421,997                  1.92
211                                       1                             $413,191                  1.88
209                                       1                             $245,542                  1.12
207                                       1                             $199,429                  0.91
200                                       1                             $229,291                  1.04
190                                       1                             $503,505                  2.29
189                                       1                             $299,056                  1.36
171                                       1                             $207,766                  0.94
167                                       1                             $267,311                  1.22
148                                       1                             $167,098                  0.76
112                                       1                             $198,673                  0.90
105                                       1                             $201,123                  0.91
99                                        1                             $128,118                  0.58
93                                        1                             $189,178                  0.86
58                                        1                              $91,002                  0.41
40                                        1                              $97,864                  0.45
----------------------------------------------------------------------------------------------------------------------

Total                                    87                          $21,990,190                100.00              %
----------------------------------------------------------------------------------------------------------------------


                                   EXHIBIT 2


  THE                                                                                     Distribution Date:  11/25/03
BANK OF
  NEW
 YORK

101 Barclay St., 8W
New York, NY 10286                        MORTGAGE PASS THROUGH CERTIFICATES
Officer:    Courtney Bartholomew                     SERIES 1994-7
            212-815-3236                              CWMBS, INC
Associate:  AnnMarie Cassano
            212-815-8318


                                    Certificateholder Monthly Distribution Summary

--------------------------------------------------------------------------------------------------------------------------
                                               Certificate                        Pass
                                  Class           Rate          Beginning        Through       Principal       Interest
     Class         Cusip       Description        Type           Balance        Rate (%)     Distribution    Distribution
--------------------------------------------------------------------------------------------------------------------------
      A1         126690TQ9        Senior       Fix-30/360              0.00       5.000000           0.00            0.00
      A2         126690TR7        Senior       Fix-30/360              0.00       5.500000           0.00            0.00
      A3         126690TS5        Senior       Fix-30/360              0.00       6.100000           0.00            0.00
      A4         126690TT3        Senior       Fix-30/360              0.00       9.000000           0.00            0.00
      A5         126690TU0        Senior       Fix-30/360              0.00       6.500000           0.00            0.00
      A6         126690TV8        Senior       Fix-30/360              0.00       6.500000           0.00            0.00
      A7         126690TW6        Senior       Fix-30/360     11,657,902.57       6.500000   1,178,530.64       63,050.29
      A8         126690TX4        Senior       Fix-30/360      9,026,000.00       6.500000           0.00       48,815.98
      A9         126690TY2        Senior       Var-30/360              0.00       2.275000           0.00            0.00
      A10        126690TZ9        Senior       Var-30/360              0.00      10.000000           0.00            0.00
      A11        126690UA2        Senior       Var-30/360              0.00      18.654337           0.00            0.00
      A12        126690UB0        Senior       Var-30/360              0.00       2.325000           0.00            0.00
      A13        126690UC8        Senior       Var-30/360              0.00      10.500000           0.00            0.00
      A14        126690UD6        Senior       Var-30/360              0.00      17.918611           0.00            0.00
      PO         126690UE4        Senior       Fix-30/360        142,400.41       0.000000       5,344.86            0.00
      AR         126690UF1        Senior       Fix-30/360              0.00       6.500000           0.00            0.00

--------------------------------------------------------------------------------------------------------------------------

       M         126690UG9      Mezzanine      Fix-30/360        968,884.59       6.500000      55,205.26        5,240.09
      B1         126690UH7        Junior       Fix-30/360        726,663.40       6.500000      41,403.94        3,930.07
      B2         126690UJ3        Junior       Fix-30/360        484,442.17       6.500000      27,602.62        2,620.04
      B3            N/A           Junior       Fix-30/360        169,554.73       6.500000       9,660.92          917.02
      B4            N/A           Junior       Fix-30/360         49,337.75       6.500000       2,811.17          266.84
      B5            N/A           Junior       Fix-30/360         90,733.97       6.500000       5,169.85          490.72

--------------------------------------------------------------------------------------------------------------------------

    Totals                                                    23,315,919.59                  1,325,729.26      125,331.05

--------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------
                                                    Current                      Cumulative
                                     Total         Realized        Ending         Realized
     Class         Cusip          Distribution      Losses         Balance         Losses
---------------------------------------------------------------------------------------------
      A1         126690TQ9                0.00           0.00           0.00             0.00
      A2         126690TR7                0.00           0.00           0.00             0.00
      A3         126690TS5                0.00           0.00           0.00             0.00
      A4         126690TT3                0.00           0.00           0.00             0.00
      A5         126690TU0                0.00           0.00           0.00             0.00
      A6         126690TV8                0.00           0.00           0.00             0.00
      A7         126690TW6        1,241,580.92           0.00  10,479,371.94             0.00
      A8         126690TX4           48,815.98           0.00   9,026,000.00             0.00
      A9         126690TY2                0.00           0.00           0.00             0.00
      A10        126690TZ9                0.00           0.00           0.00             0.00
      A11        126690UA2                0.00           0.00           0.00             0.00
      A12        126690UB0                0.00           0.00           0.00             0.00
      A13        126690UC8                0.00           0.00           0.00             0.00
      A14        126690UD6                0.00           0.00           0.00             0.00
      PO         126690UE4            5,344.86           0.00     137,055.55             0.00
      AR         126690UF1                0.00           0.00           0.00             0.00

---------------------------------------------------------------------------------------------

       M         126690UG9           60,445.35           0.00     913,679.33             0.00
      B1         126690UH7           45,334.01           0.00     685,259.46             0.00
      B2         126690UJ3           30,222.67           0.00     456,839.55             0.00
      B3            N/A              10,577.93           0.00     159,893.82             0.00
      B4            N/A               3,078.01           0.00      46,526.58             0.00
      B5            N/A               5,660.57           0.00      85,564.12       432,542.26

---------------------------------------------------------------------------------------------

    Totals                        1,451,060.30           0.00  21,990,190.35       432,542.26

---------------------------------------------------------------------------------------------


  THE                                                                                     Distribution Date:  11/25/03
BANK OF
  NEW
 YORK

101 Barclay St., 8W
New York, NY 10286                        MORTGAGE PASS THROUGH CERTIFICATES
Officer:    Courtney Bartholomew                     SERIES 1994-7
            212-815-3236                              CWMBS, INC
Associate:  AnnMarie Cassano
            212-815-8318

                                             Principal Distribution Detail

------------------------------------------------------------------------------------------------------------------
                                    Original        Beginning        Scheduled                       Unscheduled
                                  Certificate      Certificate       Principal       Accretion        Principal
     Class          Cusip           Balance          Balance       Distribution      Principal       Adjustments
------------------------------------------------------------------------------------------------------------------
      A1          126690TQ9       16,375,000.00            0.00             0.00            0.00             0.00
      A2          126690TR7       28,857,000.00            0.00             0.00            0.00             0.00
      A3          126690TS5       20,709,000.00            0.00             0.00            0.00             0.00
      A4          126690TT3       24,681,240.00            0.00             0.00            0.00             0.00
      A5          126690TU0       97,000,000.00            0.00             0.00            0.00             0.00
      A6          126690TV8       32,000,000.00            0.00             0.00            0.00             0.00
      A7          126690TW6       15,100,000.00   11,657,902.57     1,178,530.64            0.00             0.00
      A8          126690TX4        9,026,000.00    9,026,000.00             0.00            0.00             0.00
      A9          126690TY2       43,448,000.00            0.00             0.00            0.00             0.00
      A10         126690TZ9        6,951,680.00            0.00             0.00            0.00             0.00
      A11         126690UA2       13,101,243.00            0.00             0.00            0.00             0.00
      A12         126690UB0       16,284,000.00            0.00             0.00            0.00             0.00
      A13         126690UC8        2,403,829.00            0.00             0.00            0.00             0.00
      A14         126690UD6        5,111,864.00            0.00             0.00            0.00             0.00
      PO          126690UE4          603,694.83      142,400.41         5,344.86            0.00             0.00
      AR          126690UF1            1,000.00            0.00             0.00            0.00             0.00

------------------------------------------------------------------------------------------------------------------

       M          126690UG9        7,000,906.00      968,884.59        55,205.26            0.00             0.00
      B1          126690UH7        5,250,679.00      726,663.40        41,403.94            0.00             0.00
      B2          126690UJ3        3,500,452.00      484,442.17        27,602.62            0.00             0.00
      B3             N/A           1,225,158.00      169,554.73         9,660.92            0.00             0.00
      B4             N/A             350,045.00       49,337.75         2,811.17            0.00             0.00
      B5             N/A           1,050,136.54       90,733.97         5,169.85            0.00             0.00

------------------------------------------------------------------------------------------------------------------

    Totals                       350,030,927.37   23,315,919.59     1,325,729.26            0.00             0.00

------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------
                                        Net           Current          Ending             Ending
                                     Principal        Realized       Certificate        Certificate
     Class          Cusip          Distribution        Losses          Balance            Factor
------------------------------------------------------------------------------------------------------
      A1          126690TQ9                 0.00            0.00             0.00        0.00000000000
      A2          126690TR7                 0.00            0.00             0.00        0.00000000000
      A3          126690TS5                 0.00            0.00             0.00        0.00000000000
      A4          126690TT3                 0.00            0.00             0.00        0.00000000000
      A5          126690TU0                 0.00            0.00             0.00        0.00000000000
      A6          126690TV8                 0.00            0.00             0.00        0.00000000000
      A7          126690TW6         1,178,530.64            0.00    10,479,371.94        0.69399814140
      A8          126690TX4                 0.00            0.00     9,026,000.00        1.00000000000
      A9          126690TY2                 0.00            0.00             0.00        0.00000000000
      A10         126690TZ9                 0.00            0.00             0.00        0.00000000000
      A11         126690UA2                 0.00            0.00             0.00        0.00000000000
      A12         126690UB0                 0.00            0.00             0.00        0.00000000000
      A13         126690UC8                 0.00            0.00             0.00        0.00000000000
      A14         126690UD6                 0.00            0.00             0.00        0.00000000000
      PO          126690UE4             5,344.86            0.00       137,055.55        0.22702787405
      AR          126690UF1                 0.00            0.00             0.00        0.00000000000

------------------------------------------------------------------------------------------------------

       M          126690UG9            55,205.26            0.00       913,679.33        0.13050872762
      B1          126690UH7            41,403.94            0.00       685,259.46        0.13050873141
      B2          126690UJ3            27,602.62            0.00       456,839.55        0.13050873072
      B3             N/A                9,660.92            0.00       159,893.82        0.13050873220
      B4             N/A                2,811.17            0.00        46,526.58        0.13291599662
      B5             N/A                5,169.85            0.00        85,564.12        0.08147904202

------------------------------------------------------------------------------------------------------

    Totals                          1,325,729.26            0.00    21,990,190.35

------------------------------------------------------------------------------------------------------


  THE                                                                                     Distribution Date:  11/25/03
BANK OF
  NEW
 YORK

101 Barclay St., 8W
New York, NY 10286                        MORTGAGE PASS THROUGH CERTIFICATES
Officer:    Courtney Bartholomew                     SERIES 1994-7
            212-815-3236                              CWMBS, INC
Associate:  AnnMarie Cassano
            212-815-8318

                                             Interest Distribution Detail

---------------------------------------------------------------------------------------------------------------
                     Beginning            Pass            Accrued          Cumulative
                    Certificate         Through           Optimal            Unpaid            Deferred
     Class            Balance           Rate (%)          Interest          Interest           Interest
---------------------------------------------------------------------------------------------------------------
       A1                    0.00          5.000000              0.00               0.00               0.00
       A2                    0.00          5.500000              0.00               0.00               0.00
       A3                    0.00          6.100000              0.00               0.00               0.00
       A4                    0.00          9.000000              0.00               0.00               0.00
       A5                    0.00          6.500000              0.00               0.00               0.00
       A6                    0.00          6.500000              0.00               0.00               0.00
       A7           11,657,902.57          6.500000         63,146.97               0.00               0.00
       A8            9,026,000.00          6.500000         48,890.83               0.00               0.00
       A9                    0.00          2.275000              0.00               0.00               0.00
      A10                    0.00         10.000000              0.00               0.00               0.00
      A11                    0.00         18.654337              0.00               0.00               0.00
      A12                    0.00          2.325000              0.00               0.00               0.00
      A13                    0.00         10.500000              0.00               0.00               0.00
      A14                    0.00         17.918611              0.00               0.00               0.00
       PO              142,400.41          0.000000              0.00               0.00               0.00
       AR                    0.00          6.500000              0.00               0.00               0.00

---------------------------------------------------------------------------------------------------------------

       M               968,884.59          6.500000          5,248.12               0.00               0.00
       B1              726,663.40          6.500000          3,936.09               0.00               0.00
       B2              484,442.17          6.500000          2,624.06               0.00               0.00
       B3              169,554.73          6.500000            918.42               0.00               0.00
       B4               49,337.75          6.500000            267.25               0.00               0.00
       B5               90,733.97          6.500000            491.48               0.00               0.00

---------------------------------------------------------------------------------------------------------------

     Totals         23,315,919.59                          125,523.22               0.00               0.00

---------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------
                     Total             Net            Unscheduled
                   Interest         Prepayment          Interest            Interest
     Class            Due         Int Shortfall        Adjustment             Paid
-----------------------------------------------------------------------------------------
       A1                 0.00              0.00                0.00                 0.00
       A2                 0.00              0.00                0.00                 0.00
       A3                 0.00              0.00                0.00                 0.00
       A4                 0.00              0.00                0.00                 0.00
       A5                 0.00              0.00                0.00                 0.00
       A6                 0.00              0.00                0.00                 0.00
       A7            63,146.97             96.69                0.00            63,050.29
       A8            48,890.83             74.86                0.00            48,815.98
       A9                 0.00              0.00                0.00                 0.00
      A10                 0.00              0.00                0.00                 0.00
      A11                 0.00              0.00                0.00                 0.00
      A12                 0.00              0.00                0.00                 0.00
      A13                 0.00              0.00                0.00                 0.00
      A14                 0.00              0.00                0.00                 0.00
       PO                 0.00              0.00                0.00                 0.00
       AR                 0.00              0.00                0.00                 0.00

-----------------------------------------------------------------------------------------

       M              5,248.12              8.04                0.00             5,240.09
       B1             3,936.09              6.03                0.00             3,930.07
       B2             2,624.06              4.02                0.00             2,620.04
       B3               918.42              1.41                0.00               917.02
       B4               267.25              0.41                0.00               266.84
       B5               491.48              0.75                0.00               490.72

-----------------------------------------------------------------------------------------

     Totals         125,523.22            192.21                0.00           125,331.05

-----------------------------------------------------------------------------------------


  THE                                                                                     Distribution Date:  11/25/03
BANK OF
  NEW
 YORK

101 Barclay St., 8W
New York, NY 10286                        MORTGAGE PASS THROUGH CERTIFICATES
Officer:    Courtney Bartholomew                     SERIES 1994-7
            212-815-3236                              CWMBS, INC
Associate:  AnnMarie Cassano
            212-815-8318

                                             Current Payment Information
                                                  Factors per $1,000

----------------------------------------------------------------------------------------------------------------
                                               Original              Beginning Cert.
                                              Certificate               Notional                Principal
      Class               Cusip                 Balance                  Balance              Distribution
----------------------------------------------------------------------------------------------------------------

        A1              126690TQ9              16,375,000.00              0.000000000            0.000000000
        A2              126690TR7              28,857,000.00              0.000000000            0.000000000
        A3              126690TS5              20,709,000.00              0.000000000            0.000000000
        A4              126690TT3              24,681,240.00              0.000000000            0.000000000
        A5              126690TU0              97,000,000.00              0.000000000            0.000000000
        A6              126690TV8              32,000,000.00              0.000000000            0.000000000
        A7              126690TW6              15,100,000.00            772.046527912           78.048386512
        A8              126690TX4               9,026,000.00          1,000.000000000            0.000000000
        A9              126690TY2              43,448,000.00              0.000000000            0.000000000
       A10              126690TZ9               6,951,680.00              0.000000000            0.000000000
       A11              126690UA2              13,101,243.00              0.000000000            0.000000000
       A12              126690UB0              16,284,000.00              0.000000000            0.000000000
       A13              126690UC8               2,403,829.00              0.000000000            0.000000000
       A14              126690UD6               5,111,864.00              0.000000000            0.000000000
        PO              126690UE4                 603,694.83            235.881451265            8.853577219
        AR              126690UF1                   1,000.00              0.000000000            0.000000000

----------------------------------------------------------------------------------------------------------------

        M               126690UG9               7,000,906.00            138.394172422            7.885444805
        B1              126690UH7               5,250,679.00            138.394176449            7.885445035
        B2              126690UJ3               3,500,452.00            138.394175718            7.885444993
        B3                 N/A                  1,225,158.00            138.394177287            7.885445083
        B4                 N/A                    350,045.00            140.946890603            8.030893981
        B5                 N/A                  1,050,136.54             86.402068009            4.923025992

----------------------------------------------------------------------------------------------------------------

      Totals                                  350,030,927.37             66.611027103            3.787463211

----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------
                                                                    Ending Cert.                 Pass
                                              Interest                Notional                 Through
      Class               Cusip             Distribution               Balance                 Rate (%)
-----------------------------------------------------------------------------------------------------------
        A1              126690TQ9              0.000000000              0.000000000                5.000000
        A2              126690TR7              0.000000000              0.000000000                5.500000
        A3              126690TS5              0.000000000              0.000000000                6.100000
        A4              126690TT3              0.000000000              0.000000000                9.000000
        A5              126690TU0              0.000000000              0.000000000                6.500000
        A6              126690TV8              0.000000000              0.000000000                6.500000
        A7              126690TW6              4.175515711            693.998141400                6.500000
        A8              126690TX4              5.408373149          1,000.000000000                6.500000
        A9              126690TY2              0.000000000              0.000000000                2.275000
       A10              126690TZ9              0.000000000              0.000000000               10.000000
       A11              126690UA2              0.000000000              0.000000000               18.654337
       A12              126690UB0              0.000000000              0.000000000                2.325000
       A13              126690UC8              0.000000000              0.000000000               10.500000
       A14              126690UD6              0.000000000              0.000000000               17.918611
        PO              126690UE4              0.000000000            227.027874046                0.000000
        AR              126690UF1              0.000000000              0.000000000                6.500000

-----------------------------------------------------------------------------------------------------------

        M               126690UG9              0.748487326            130.508727616                6.500000
        B1              126690UH7              0.748487348            130.508731414                6.500000
        B2              126690UJ3              0.748487344            130.508730724                6.500000
        B3                 N/A                 0.748487352            130.508732205                6.500000
        B4                 N/A                 0.762293379            132.915996622                6.500000
        B5                 N/A                 0.467294625             81.479042017                6.500000

-----------------------------------------------------------------------------------------------------------

      Totals                                   0.358057075             62.823563950

-----------------------------------------------------------------------------------------------------------


  THE
BANK OF
  NEW
 YORK

101 Barclay St., 8W
New York, NY 10286                        MORTGAGE PASS THROUGH CERTIFICATES
Officer:    Courtney Bartholomew                     SERIES 1994-7
            212-815-3236                              CWMBS, INC
Associate:  AnnMarie Cassano
            212-815-8318


Pool Level Data
Distribution Date                                                                                                        11/25/03
Cut-off Date                                                                                                              2/ 1/94
Determination Date                                                                                                       11/ 1/03
Accrual Period 30/360                              Begin                                                                 10/ 1/03
                                                   End                                                                   11/ 1/03
Number of Days in 30/360 Accrual Period                                                                                        30



------------------------------------------------------------------------------
                            Collateral Information
------------------------------------------------------------------------------
Group 1
-------
Cut-Off Date Balance                                                                                               350,030,927.54

Beginning Aggregate Pool Stated Principal Balance                                                                   23,315,919.63
Ending Aggregate Pool Stated Principal Balance                                                                      21,990,190.37

Beginning Aggregate Certificate Stated Principal                                                                    23,315,919.60
Balance
Ending Aggregate Certificate Stated Principal                                                                       21,990,190.34
Balance

Beginning Aggregate Loan Count                                                                                                 92
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                 5
Ending Aggregate Loan Count                                                                                                    87

Beginning Weighted Average Loan Rate (WAC)                                                                              7.090715%
Ending Weighted Average Loan Rate (WAC)                                                                                 7.086396%

Beginning Net Weighted Average Loan Rate                                                                                6.827715%
Ending Net Weighted Average Loan Rate                                                                                   6.823396%

Weighted Average Maturity (WAM) (Months)                                                                                      243

Servicer Advances                                                                                                        2,388.14

Aggregate Pool Prepayment                                                                                            1,274,161.00
Pool Prepayment Rate                                                                                                  49.1306 CPR




------------------------------------------------------------------------------
                            Certificate Information
------------------------------------------------------------------------------
Group 1
-------
Senior Percentage                                                                                                  89.2566312700%
Senior Prepayment Percentage                                                                                       89.2566312700%

Subordinate Percentage                                                                                             10.7433687300%
Subordinate Prepayment Percentage                                                                                  10.7433687300%


  THE
BANK OF
  NEW
 YORK

101 Barclay St., 8W
New York, NY 10286                        MORTGAGE PASS THROUGH CERTIFICATES
Officer:    Courtney Bartholomew                     SERIES 1994-7
            212-815-3236                              CWMBS, INC
Associate:  AnnMarie Cassano
            212-815-8318

Certificate Account

Beginning Balance                                                                                                            0.00

Deposit
Payments of Interest and Principal                                                                                   1,462,789.37
Liquidation Proceeds                                                                                                         0.00
All Other Proceeds                                                                                                           0.00
Other Amounts                                                                                                                0.00
                                                                                                                     ------------
Total Deposits                                                                                                       1,462,789.37


Withdrawals
Reimbursement of Servicer Advances                                                                                           0.00
Payment of Master Servicer Fees                                                                                          4,268.01
Payment of Sub Servicer Fees                                                                                                 0.00
Payment of Other Fees                                                                                                    7,124.47
Payment of Insurance Premium(s)                                                                                              0.00
Payment of Personal Mortgage Insurance                                                                                       0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                                             0.00
Payment of Principal and Interest                                                                                    1,451,060.29
                                                                                                                     ------------
Total Withdrawals                                                                                                    1,462,452.78

Ending Balance                                                                                                           7,461.07


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                  589.47
Compensation for Gross PPIS from Servicing Fees                                                                            589.47
Other Gross PPIS Compensation                                                                                                0.00
                                                                                                                           ------
Total Net PPIS (Non-Supported PPIS)                                                                                          0.00


Master Servicing Fees Paid                                                                                               4,268.01
Sub Servicing Fees Paid                                                                                                      0.00
Insurance Premium(s) Paid                                                                                                    0.00
Personal Mortgage Insurance Fees Paid                                                                                        0.00
Other Fees Paid                                                                                                          7,124.47
                                                                                                                        ---------
Total Fees                                                                                                              11,392.48


  THE
BANK OF
  NEW
 YORK

101 Barclay St., 8W
New York, NY 10286                        MORTGAGE PASS THROUGH CERTIFICATES
Officer:    Courtney Bartholomew                     SERIES 1994-7
            212-815-3236                              CWMBS, INC
Associate:  AnnMarie Cassano
            212-815-8318

--------------------------------
     Delinquency Information
--------------------------------
Group 1
-------


Delinquency                            31-60 Days                 61-90 Days                     91+ Days                  Totals
-----------                            ----------                 ----------                     --------                  ------
Scheduled Principal Balance                  0.00                       0.00                   315,283.72              315,283.72
Percentage of Total Pool Balance        0.000000%                  0.000000%                    1.433747%               1.433747%
Number of Loans                                 0                          0                            1                       1
Percentage of Total Loans               0.000000%                  0.000000%                    1.149425%               1.149425%

Foreclosure
-----------
Scheduled Principal Balance                  0.00                       0.00                         0.00                    0.00
Percentage of Total Pool Balance        0.000000%                  0.000000%                    0.000000%               0.000000%
Number of Loans                                 0                          0                            0                       0
Percentage of Total Loans               0.000000%                  0.000000%                    0.000000%               0.000000%

Bankruptcy
----------
Scheduled Principal Balance                  0.00                       0.00                         0.00                    0.00
Percentage of Total Pool Balance        0.000000%                  0.000000%                    0.000000%               0.000000%
Number of Loans                                 0                          0                            0                       0
Percentage of Total Loans               0.000000%                  0.000000%                    0.000000%               0.000000%

REO
---
Scheduled Principal Balance                  0.00                       0.00                         0.00                    0.00
Percentage of Total Pool Balance        0.000000%                  0.000000%                    0.000000%               0.000000%
Number of Loans                                 0                          0                            0                       0
Percentage of Total Loans               0.000000%                  0.000000%                    0.000000%               0.000000%

Book Value of all REO Loans                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%

Current Realized Losses                                                                                                      0.00
Additional Gains (Recoveries)/Losses                                                                                         0.00
Total Realized Losses                                                                                                  432,133.69



--------------------------------
      Subordination/Credit
    Enhancement Information
--------------------------------

Protection                                                                                       Original                 Current
----------                                                                                       --------                 -------
Bankruptcy Loss                                                                                100,000.00              100,000.00
Bankruptcy Percentage                                                                           0.028569%               0.454748%
Credit/Fraud Loss                                                                            7,000,619.00                    0.00
Credit/Fraud Loss Percentage                                                                    2.000000%               0.000000%


  THE
BANK OF
  NEW
 YORK

101 Barclay St., 8W
New York, NY 10286                        MORTGAGE PASS THROUGH CERTIFICATES
Officer:    Courtney Bartholomew                     SERIES 1994-7
            212-815-3236                              CWMBS, INC
Associate:  AnnMarie Cassano
            212-815-8318


Protection                                                                                      Original                  Current
----------                                                                                      --------                  -------
Special Hazard Loss                                                                         3,261,769.00             1,032,348.28
Special Hazard Loss Percentage                                                                 0.931852%                4.694585%

Credit Support                                                                                  Original                  Current
--------------                                                                                  --------                  -------
Class A                                                                                   331,653,550.83            19,642,427.49
Class A Percentage                                                                            94.749785%               89.323590%

Class M                                                                                     7,000,906.00               913,679.33
Class M Percentage                                                                             2.000082%                4.154941%

Class B1                                                                                    5,250,679.00               685,259.46
Class B1 Percentage                                                                            1.500061%                3.116205%

Class B2                                                                                    3,500,452.00               456,839.55
Class B2 Percentage                                                                            1.000041%                2.077470%

Class B3                                                                                    1,225,158.00               159,893.82
Class B3 Percentage                                                                            0.350014%                0.727114%

Class B4                                                                                      350,045.00                46,526.58
Class B4 Percentage                                                                            0.100004%                0.211579%

Class B5                                                                                    1,050,136.54                85,564.12
Class B5 Percentage                                                                            0.300013%                0.389101%